Exhibit 6(viii)

State of Delaware

Office of the Secretary of State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SECURITY FIRST LIFE INSURANCE COMPANY”, CHANGING ITS NAME FROM “SECURITY FIRST LIFE INSURANCE COMPANY” TO “METLIFE INVESTORS USA INSURANCE COMPANY”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 2001, AT 12 O’CLOCK P.M.

[GRAPHIC APPEARS HERE]

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
0556909 8100	AUTHENTICATION: 1494076
010631355	DATE: 12-11-01

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

SERCURITY FIRST LIFE INSURANCE COMPANY

It is hereby certified that:

1. The name of the corporation (here after called the “corporation”) is

MetLife Investors USA Insurance Company

2. The certificate of incorporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“First: The name of the Corporation is METLIFE INVESTORS USA INSURANCE COMPANY”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on December 18, 2000
/s/ Jones C. Turner [ILLEGIBLE]
(Name, title of authorized officer)
Jones C. Turner

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 12:00 PM 01/08/2001

0100611146 - 0556909